UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2013

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Principal Accounting Officer

Effective December 12, 2013, the Board of Directors of Envestnet, Inc. (the “Company”) appointed Matthew Majoros the Company’s principal accounting officer. Mr. Majoros, age 47, has served as the Company’s Vice President, Financial Reporting since January 2010.  Also effective December 12, 2013, Dale Seier relinquished his responsibilities as the Company’s principal accounting officer and remains Senior Vice President, Finance of the Company. The moves were taken to more accurately reflect the allocation of roles and responsibilities among the Company’s finance and accounting executives.

Mr. Majoros previously served in the role of Manager, Financial Reporting and Consolidations at Woodward Governor from October 2008 through December 2009, Corporate Controller at Tapestry Pharmaceuticals from 2006 through 2008 and Corporate Controller at Rural Metro Corporation from 2004 through 2005. Prior to that, he was Senior Manager at Deloitte and Touche LLP from 1988 through 2004.  Mr. Majoros holds a Bachelor of Science from Western Michigan University — Haworth College of Business and is a Certified Public Accountant.

Mr. Majoros does not have any family relationship that is required to be disclosed under Item 401(d) of Regulation S-K and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVESTNET, INC.

Dated: December 16, 2013

	By:	/s/ Peter H. D’Arrigo
Peter H. D’Arrigo
Chief Financial Officer

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